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                                  Exhibit 23.1


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                          INDEPENDENT AUDITORS' CONSENT

                  We consent to the use of our report dated July 25, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust The Competitive Edge Best Ideas Portfolio Series 2000-3 (Registration Statement No. 333-37846), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



Deloitte & Touche LLP
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Deloitte & Touche LLP
New York, New York
July 25, 2000